UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
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EnviroStar, Inc.
(Name of Registrant as Specified in Its Charter)

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EnviroStar, Inc.
290 N.E. 68th Street
Miami, Florida  33138
______________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 12, 2010

______________

Miami, Florida
October 15, 2010

To the Stockholders of
EnviroStar, Inc.:

NOTICE IS HEREBY GIVEN that the 2010 Annual Meeting of Stockholders of EnviroStar, Inc., a Delaware corporation (the “Company”), will be held on Friday, November 12, 2010, at 11:00 A.M., Eastern Standard Time, at the offices of the Company and the Company’s subsidiary, Steiner-Atlantic Corp., 290 N.E. 68th Street, Miami, Florida, for the purpose of considering and acting upon the following matters:

(1)           The election of seven (7) directors to serve until the next annual meeting of stockholders and until the election and qualification of their respective successors; and

(2)           The transaction of such other business as may properly be brought before the meeting or any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on October 1, 2010 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting.

          By Order of the Board of Directors,

          Lloyd Frank,
          Secretary

Important Notice Regarding Availability of Proxy Materials
For the Annual Meeting of Stockholders to be Held on November 12, 2010.

The proxy statement and annual report to stockholders
are available at http://www.cfpproxy.com/0267.

The return of your signed proxy as promptly as possible will greatly facilitate arrangements for the meeting.  No postage is required if the proxy is returned in the enclosed envelope and mailed in the United States.

TABLE OF CONTENTS

EnviroStar, Inc.
290 N.E. 68th Street
Miami, Florida  33138
________________

PROXY STATEMENT
For Annual Meeting of Stockholders
To be Held on November 12, 2010
________________

INTRODUCTION

This Proxy Statement, to be mailed to stockholders on or about October 15, 2010, is furnished in connection with the solicitation by the Board of Directors of EnviroStar, Inc., a Delaware corporation (the “Company”), of proxies in the accompanying form (the “Proxy” or “Proxies”) for use at the 2010 Annual Meeting of Stockholders of the Company (the “Meeting”) and at any adjournments or postponements thereof.  The Meeting will be held on Friday, November 12, 2010, at 11:00 A.M., Eastern Standard Time, at the offices of the Company and the Company’s subsidiary, Steiner-Atlantic Corp., 290 N.E. 68th Street, Miami, Florida.

All Proxies properly and timely received will be voted in accordance with the specifications made on the accompanying Proxy or, in the absence of any specification, for the election of all of the nominees named in this Proxy Statement to serve as directors.  Any Proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted by (i) notice in writing or by a later dated proxy received prior to the Meeting by the Company at 290 N.E. 68th Street, Miami, Florida 33138, Attention: President, or (ii) by voting in person at the Meeting.

Only holders of record of shares of the Company’s Common Stock (the “Common Stock”) as of the close of business on October 1, 2010 (the “Record Date”) are entitled to notice of, and to vote at, the Meeting or any adjournments or postponements thereof for which a new record date is not fixed.  As of the close of business on the Record Date, there were issued and outstanding 7,033,732 shares of Common Stock.

Stockholders whose shares of Common Stock are held in “street name” (that is, whose shares are held by, and registered in the name of, a broker or other nominee) will receive instructions from, or on behalf of, that institution describing the procedures for advising the institution how to vote those shares.  As a result of a recent change, if a stockholder whose shares are held in street name does not instruct the broker holding the shares of record as to how to vote those shares with respect to the election of directors, the shares will not be voted in the election of directors.  Therefore, it is important for stockholders whose shares are held in street name to advise the institution holding the shares for them as to how to vote.  In addition, those stockholders whose shares are held in street name who wish to vote at the Meeting will need to obtain a legal proxy from the institution that holds their shares of record.

The presence, in person or represented by proxy, of a majority of the outstanding shares of Common Stock will constitute a quorum for the transaction of business at the Meeting.  If a broker or other nominee holding shares in street name votes some, but not all, of the shares held by it as record owner for one or more beneficial owner of shares on one or more matters, the shares not voted by it on a matter are called “broker non-votes.”  Proxies submitted which contain votes withheld, abstentions or broker non-votes will be deemed present at the Meeting for determining the presence of a quorum.

Each share of Common Stock held as of the Record Date is entitled to one vote on each matter to be acted upon at the Meeting.  A plurality of the votes (that is, the seven persons receiving the highest number of affirmative votes) of the shares present in person or represented by proxy at the Meeting and entitled to vote on the election of directors will be required for the election of directors.  Accordingly, shares as to which authority to vote is withheld from Proxies and broker non-votes will have no effect on the outcome of the vote on the election of directors.  While the Company knows of no matters other than the election of directors to be brought before the Meeting (see “Miscellaneous - Other Matters”), if any other matters are brought before the Meeting, under Delaware law, approval thereof will require the affirmative vote of either (depending on the nature of the matter) a majority of the shares of Common Stock present in person or represented by proxy at the Meeting and entitled to vote on the subject matter or a majority of all outstanding shares of Common Stock.  Abstentions will have the effect of a negative vote on all such matters.  Broker non-votes will have no effect on the outcome of the vote on a matter requiring approval by a majority of those entitled to vote on the matter, but will have the effect of a negative vote on any matter requiring approval by a majority of all outstanding shares of Common Stock.

OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth information, as at September 30, 2010, with respect to the shares of Common Stock that are beneficially owned by (i) any person (including any “group,” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”)) who is known to the Company to be the beneficial owner of more than 5% of the Company’s outstanding Common Stock, (ii) the executive officers of the Company named in the Summary Compensation Table under the caption “Executive Compensation,” below, (iii) each director and nominee to serve as a director of the Company and (iv) all executive officers and directors of the Company as a group:

Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class (2)

Michael S. Steiner 290 N.E. 68th Street Miami, FL 33138	4,279,674	(3)	60.	8% (3)

William K. Steiner Sheila S. Steiner 290 N.E. 68th Street Miami, FL 33138	4,279,574	(3)	60.	8% (3)

Venerando J. Indelicato	214,937	(4)	3.	1%

David Blyer	--		*

Lloyd Frank	34,119	(5)	*

Alan M. Grunspan	2,500		*

Stuart Wagner	15,000	(6)	*

Executive officers and directors as a group (7 persons)	4,546,230	(7)	64.	6%
_________________________
Footnotes appear on following page.

(1)	Except as noted in the following footnotes, all beneficially owned shares are owned with sole voting and investment power.

(2)	Asterisk indicates less than one percent.

(3)
Includes (a) the 2,019,097 shares owned by the William K. Steiner Revocable Trust, of which William K. Steiner, Sheila S. Steiner, his wife, and Michael S. Steiner, his son, are the co-trustees with independent authority to vote, transfer and sell these shares, (b) 2,019,097 of the shares owned by Michael S. Steiner individually and (c) the 241,380 shares owned by Thrifty Rent-A-Car System, Inc. (“Thrifty”), all of which shares are subject to an Amended and Restated Stockholders’ Agreement and an Amendment to Stockholders’ Agreement and Joinder of Amended Stockholders’ Agreement (together, the “Stockholders’ Agreement”) pursuant to which all of these shares are to be voted for the election as the Company’s directors of those persons designated by the holders of a majority of the shares subject to the Stockholders’ Agreement owned by the William K. Steiner Revocable Trust and Michael S. Steiner (the “Steiner Family”).  See “Stockholders’ Agreement,” below.  As a result, each of William K. Steiner, Sheila S. Steiner and Michael S. Steiner are, under applicable Securities and Exchange Commission (the “SEC”) rules, deemed to be the beneficial owners of all of such shares, with shared voting power.  Each person whose shares are subject to the Stockholders’ Agreement has sole dispositive power with respect to all of the shares reflected as owned directly by such person.

(4)
Represents (a) 118,718 shares (1.7% of the Company’s outstanding Common Stock) owned by Mr. Indelicato and his wife as co-trustees under his living trust under which the sole lifetime beneficiary is Mr. Indelicato and (b) 96,219 shares (1.4% of the Company’s outstanding Common Stock) owned by Mr. Indelicato and his wife as co-trustees under the living trust of Mr. Indelicato’s wife under which the sole lifetime beneficiary is Mr. Indelicato’s wife.  Mr. Indelicato disclaims beneficial ownership of the shares owned by his wife’s living trust.

(5)	Includes 21,494 shares owned by Mr. Frank’s wife, as to which Mr. Frank disclaims beneficial ownership.

(6)	Includes 5,000 shares owned by Mr. Wagner’s wife, as to which Mr. Wagner disclaims beneficial ownership.

(7)
Includes (a) 122,713 shares owned by or for the benefit of spouses of executive officers and directors, as to which such executive officers and directors disclaim beneficial ownership, and (b) 241,380 shares owned by Thrifty that are subject to the Stockholders’ Agreement and are to be voted for the election of directors of those persons designated by the holders of a majority of shares owned by the Steiner Family.

Stockholders’ Agreement

Pursuant to an Amended and Restated Stockholders’ Agreement, dated December 6, 2005, as amended by an Amendment to Stockholders’ Agreement and Joinder of Amended Stockholders’ Agreement, dated April 28, 2008 (together, the “Stockholders’ Agreement”), an aggregate of 4,279,574 (60.8%) of the Company’s outstanding shares of Common Stock (the “Shares”) (2,019,097 shares owned of record by each of Michael S. Steiner and the William K. Steiner Revocable Trust (together with any transferees to whom either of them transfers Shares, to the extent of the Shares so transferred, collectively, the “Steiner Family Stockholders”) and the 241,380 of the shares owned by Thrifty (together with any transferee to whom Thrifty transfers any of the shares presently owned by Thrifty in a private placement, as opposed to an open market transaction, the “Thrifty Stockholders”) are, except to the extent otherwise agreed from time to time by each of (a) the holders of a majority of the Shares held by the Steiner Family Stockholders and (b) the holders of a majority of the Shares held by the Thrifty Shareholders, to be voted to elect as directors of the Company such designees as may be selected by the holders of a majority of the Shares held by the Steiner Family Stockholders.  Should any designee of the Steiner Family Stockholders resign, determine not to seek re-election to the Company’s Board of Directors (the “Board”), be removed from office, die, become incapacitated or otherwise cease to serve on the Board, and should such designee not be replaced by the Board with the a designee recommended to the Board by the Steiner Family Stockholders, the parties to the Stockholders’ Agreement are to take all such action as may be permitted under the Company’s Certificate of Incorporation or By-laws and laws of its state of incorporation to promptly call a special or other meeting of stockholders of the Company and vote, or execute a written consent, to elect, as the successor to such former director, a person designated by the holders of a majority of the Shares held by the Steiner Family Stockholders.  The Stockholders’ Agreement is to terminate on the earliest to occur of (i) the date agreed to in writing by the owners of record of a majority of the Shares and (ii) the liquidation of the Company or the Company’s merger with, or sale of substantially all of its assets to, or another change in control transaction with, another entity that is approved by the Board, following which transaction or series of transactions the stockholders of the Company immediately prior to the first of such transactions do not own more than 50% of the outstanding voting power of the resulting entity at the effective date of the last of such transactions.  The slate of nominees proposed in this Proxy Statement to serve as directors was approved by the Steiner Family Stockholders.

ELECTION OF DIRECTORS

Unless otherwise directed, the persons named in the enclosed Proxy intend to cast all votes pursuant to Proxies received for the election of Messrs. Michael S. Steiner, William K. Steiner, Venerando J. Indelicato, David Blyer, Lloyd Frank, Alan M. Grunspan and Stuart Wagner (said persons being hereinafter referred to as the “nominees”) as directors upon their nomination at the Meeting.  Directors elected at the Meeting will serve until the next Annual Meeting of Stockholders and until their respective successors are elected and qualified.  All nominees were elected by stockholders at the Company’s 2009 Annual Meeting of Stockholders.

In the event that any of the nominees should become unavailable to serve as a director for any reason, the holders of Proxies have discretionary authority to vote for one or more alternate nominees who may be designated by the Board of Directors.  The Company believes that all of the nominees are available to serve as directors.

The William K. Steiner Revocable Trust, Michael S. Steiner and Thrifty, whose shares (except for 100 shares owned by Michael S. Steiner) are subject to the Stockholders’ Agreement relating to the voting of 60.8% of the Company’s Common Stock, have agreed to vote for the nominees named in this Proxy Statement.  See “Ownership of Certain Beneficial Owners and Management – Stockholders’ Agreement,” above.

Background of Nominees

Michael S. Steiner, 54, has been President, Chief Executive Officer and a director of the Company since November 1998, when the Company acquired Steiner-Atlantic Corp., the Company’s operating subsidiary.  Mr. Steiner has been President and Chief Executive Officer of Steiner-Atlantic, a subsidiary of the Company since 1988.  Mr. Steiner joined Steiner-Atlantic in 1987 and has been involved in every facet of its operations since that time.  As Chief Executive Officer of the Steiner-Atlantic for more than the past 20 years and of the Company since 1998, Mr. Steiner has been in charge of the Company’s day-to-day operations as a result of which he provides to the Board a deep understanding of the Company’s operations, products, customers, suppliers and employees, in addition to the Company’s challenges, needs, opportunities and strategies.  Mr. Steiner also provides an understanding of finance, law and taxation gained through his Bachelor of Sciences degree in Finance, Juris Doctor degree and Masters of Law degree in taxation.

William K. Steiner, 80, has been Chairman of the Board and a director of the Company since November 1998 and Chairman of the Board and a director of Steiner since he founded Steiner in 1960.  Mr. Steiner, as founder of Steiner-Atlantic and a principal stockholder of the Company, provides long-term strategic planning advice to the Board, as well as extensive knowledge of the Company, its operations and the industry within which it operates.

Venerando J. Indelicato, 77, was President and Chief Executive Officer of the Company from December 1967 until November 1998 and since that time has been Treasurer and Chief Financial Officer of the Company.  Mr. Indelicato has been a director of the Company since 1967.  Mr. Indelicato provides the Board with knowledge and an understanding of the Company’s finances and financial statements, in addition to his knowledge of both the current and historical business and operations of the Company.

David Blyer, 50, has served as a director of the Company since November 1998.  Since August 2009, Mr. Blyer has been President and Chief Executive Officer of Donor Community Inc., a company that he founded that provides a software platform to non-profit organizations to assist in their operational and fundraising activities.  Mr. Blyer was Co-Chairman of Stone Profiles LLC (formerly Profiles in Concrete, Inc.), a manufacturer and installer of architectural cast stone for the residential and commercial construction markets, from January 2005 until March, 2010.  From July 2002 until January 2005, Mr. Blyer was an independent consultant.  Mr. Blyer was Chief Executive Officer and President of Vento Software, Inc. (“Vento”), a developer of software for specialized business applications, from 1994, when he co-founded that company, until November 1999, when that company was acquired by SPSS Inc. (“SPSS”), a computer software company that developed and distributed technology for the analysis of data in decision-making and which merged with a subsidiary of International Business Machines Corporation in 2009.  From November 1999 until December 2000, Mr. Blyer served as Vice President of Vento and, from January 2001 until July 2002, served as President of the Enabling Technology Division of SPSS Inc.  Mr. Blyer brings to the Board broad experience in developing sales and marketing strategies, in addition to business operations skills gained through his founding and running a number of diverse companies and as head, with profit and loss responsibility, of a division of SPSS, which at the time was a publicly-held company.

Lloyd Frank, 85, has been a director of the Company since 1977.  Mr. Frank has been Senior Counsel to the law firm of Troutman Sanders LLP since January 2010, prior to which he was Of Counsel to that firm from April 2005.  Prior thereto, Mr. Frank was a member of the law firm of Jenkens & Gilchrist Parker Chapin LLP and its predecessor from 1977 until the end of 2003 and counsel to that firm from January 2004 until March 2005.  The Company retained Troutman Sanders LLP during the Company’s last fiscal year and is retaining Troutman Sanders LLP during the Company’s current fiscal year.  During the past five years, Mr. Frank has also served as a director of Park Electrochemical Corp. and Volt Information Sciences, Inc.  Mr. Frank has extensive corporate legal and compliance experience, including over 40 years of legal representation of the Company, and has served as an advisor to, and on, the Board of Directors of a number of other public companies, private companies and charities, which enables him to provide the Board with advice on a wide range of legal and business matters.

Alan M. Grunspan, 50, has served as a director of the Company since May 1999.  Since December 2004, Mr. Grunspan has been a member of the law firm of Carlton Fields, P.A.  From 1989 until he joined Carlton Fields, P.A., Mr. Grunspan was a member of the law firm of Kaufman Dickstein & Grunspan, P.A.  Mr. Grunspan has over 25 years of experience as a business lawyer with an understanding of the industry in which the Company operates and environmental matters, including those that particularly pertain to the dry cleaning and laundry industry.  Mr. Grunspan also brings financing expertise to the Board obtained from his Bachelor of Sciences degree in Finance and his legal practice.  In addition, Mr. Grunspan provides management experience to the Board obtained from his management of a law firm prior to joining Carlton Fields, P.A.

Stuart Wagner, 79, has served as a director of the Company since November 1998.  Mr. Wagner has been retired since 1998.  From 1975 to 1997, Mr. Wagner served as President of Wagner Products Corp., a manufacturer and distributor of products in the HVAC industry, a company which he founded, and, from 1997 until 1998, served as a consultant to Diversitech Corporation, which acquired Wagner Products Corp. in 1997.  Mr. Wagner contributes to the Board expertise in marketing and sales obtained through his experience in the HVAC industry, which has similar sales and marketing characteristics as the industry in which the Company is engaged, as well as entrepreneurial management skills gained in founding and growing Wagner Products Corp.

Michael S. Steiner is the son of William K. Steiner.  There are no other family relationships among any of the directors and executive officers of the Company.  All directors serve until the next annual meeting of stockholders and until the election and qualification of their respective successors.  All officers serve at the pleasure of the Board of Directors.

Directors’ Independence

The Board of Directors has determined that David Blyer, Lloyd Frank, Alan Grunspan and Stuart Wagner (constituting a majority of the Board of Directors) are “independent directors” pursuant to Section 803 of the Company Guide of the NYSE Amex, formerly the American Stock Exchange LLC, on which the Company’s Common Stock is listed.  In reaching its conclusion, the Board determined that these individuals do not have a material relationship with the Company that would interfere with their exercise of independent judgment in carrying out their duties as a director of the Company, and do not have any of the specific relationships set forth in that section that would disqualify them from being considered independent directors.

Controlled Company

As a result of the Stockholders’ Agreement, William K. Steiner, Sheila S. Steiner and Michael S. Steiner are a group with shared voting power over in excess of 50% of the Company’s Common Stock.  See “Ownership of Certain Beneficial Owners and Management – Stockholders’ Agreement.”  Accordingly, the Company is a “controlled company” under the NYSE Amex Company Guide and, therefore, is not subject to NYSE Amex’s rules otherwise requiring companies listed thereon to have a Board of Directors consisting of at least 50% “independent directors,” rules governing the determination of executive compensation or rules governing the nomination of directors.  The Company has, however, voluntarily complied with NYSE Amex’s minimum independent director and executive compensation determination rules.

Meetings of the Board of Directors

During the Company’s fiscal year ended June 30, 2010, its Board of Directors held four meetings.  Each director, other than William K. Steiner, attended at least 75% of the meetings of the Board of Directors and the committees on which he served that were held during that fiscal year.

It is the Company’s policy that, absent extenuating circumstances, all members of the Board of Directors attend meetings of stockholders.  All of the members of the Board, other than William K. Steiner, attended the Company’s 2009 Annual Meeting of Stockholders.

Board Leadership Structure

The current Board leadership structure consists of a Chief Executive Officer and separate Chairman of our Board.  Michael S. Steiner, the Company’s President and Chief Executive Officer is responsible for the day-to-day leadership of the Company and its performance.  William K. Steiner, Chairman of the Board of Directors, consults with Michael S. Steiner regarding major decisions and long-term strategies.

From time to time, the independent directors meet in executive session without the participation of the Company’s Chief Executive Officer, Chairman of the Board and Chief Financial Officer, the Company’s directors who are not independent.  Following an executive session of independent directors, one or more of the attending directors provides specific feedback on issues to the Company’s Chief Executive Officer.

The Board believes that this structure is effective and facilitates its oversight role.  Although the Company believes its leadership structure is appropriate in the current circumstances, this structure is reviewed from time-to-time.

Board Role in Risk Oversight

The Board is involved in the oversight of risks that could affect the Company.  This oversight is conducted at the Board level and through committees of the Board, particularly the Audit Committee of the Board, which oversees our systems of internal control over financial reporting, accounting and legal compliance, and the Board’s Compensation Committee, which reviews compensation arrangements to ensure that they do not encourage unnecessary or excessive risk taking.  The Chairperson of each Committee reports to the Board on the activities of the respective Committee, including areas of risk.  While the Board and its Committees oversee risk management strategy, management is responsible for implementing and supervising day-to-day risk management.  We believe this division of risk management responsibilities is the most effective approach for addressing the risks that the Company faces.

Committees of the Board

The Board of Directors has standing Audit and Compensation Committees.  The Board does not have a standing Nominating Committee.

The Board’s Audit Committee consists of Alan M. Grunspan (Chairman), David Blyer and Stuart Wagner.  The Audit Committee provides assistance to the Company’s Board of Directors in fulfilling the Board’s oversight responsibilities with respect to accounting, auditing and financial reporting practices.  The Audit Committee operates under a written charter adopted by the Board of Directors, which the Committee annually reviews, assesses and, with respect to which, if it deems it appropriate, recommends changes to the Board.  Under its charter, the Audit Committee reviews the financial reports and other financial information provided by the Company to the SEC and the public; the Company’s systems of internal control over financial reporting; and the Company’s auditing, accounting and financial reporting processes generally.  The Audit Committee also is responsible for the appointment and retention of, and reviews and appraises the performance, qualifications and independence of the Company’s independent auditor; approves the fees and other compensation to be paid to the independent auditors; and provides an open avenue of communication among the Company’s independent auditor, financial and senior management and the Board.  A report of the Audit Committee appears under the caption “Audit Committee Report,” below.  The Audit Committee held four meetings during the year ended June 30, 2010.

The Board of Directors has concluded that each of the members of the Audit Committee is an “independent director” under Section 803 of the NYSE Amex Company Guide, as well as Rule 10A-3 promulgated by the SEC under the Exchange Act, and is able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.  The Board of Directors has concluded that Stuart Wagner, a member of the Audit Committee, is an “audit committee financial expert,” within the meaning of Item 407(d)(5) of Regulation S-K promulgated by the SEC.

The members of the Compensation Committee are David Blyer (Chairman), Lloyd Frank and Stuart Wagner, each of whom is an “independent director” under Section 803 of the NYSE Amex Company Guide for purposes of sitting on the Company’s Compensation Committee.  The Compensation Committee has not adopted a formal charter.  The agenda for meetings of the Compensation Committee is usually developed by the Chair of the Compensation Committee, in consultation with the Company’s Chief Executive Officer This Committee determines the compensation of all executive officers, administers the Company’s employee stock option plans (including granting options), approves changes in the Company’s Section 401(k) profit sharing plan and reviews the Company’s other employee benefit arrangements.  Although the Compensation Committee may delegate to the Chief Executive Officer authority to determine executive compensation, other than that of the Chief Executive Officer, it has not done so.  This Committee has not used consultants.  In determining compensation, this Committee reviews the accomplishments of the executive officers and considers the Chief Executive Officer’s recommendations with respect to the compensation of executive officers other than himself.  The Company’s executive officers are not permitted to be present during the deliberations or voting on executive officer compensation.  The Compensation Committee held two meetings during fiscal 2010 at which time all members of the Board, except executive officers of the Company, participated.

Director Nomination Process

As a “controlled company” under the NYSE Amex Company Guide, the Company is not required to cause nominees for director to be selected or recommended to the Board by either a nominating committee comprised solely of independent directors or by a majority of the Company’s independent directors.  The Board of Directors has determined not to form a nominating committee because it is a “controlled company” (see “Ownership of Certain Beneficial Owners and Management – Stockholders’ Agreement” and “Controlled Company,” above) and because there has historically been few vacancies on the Board.

Instead, the full Board of Directors, a majority of whom meet the “independent director” criteria under the NYSE Amex Company Guide, participates in the consideration of director nominees.  The Board does not have a charter governing its nomination process.

While the Board will consider nominees recommended by stockholders, it has not actively solicited recommendations from stockholders.  Although the Board has not established specific minimum qualifications, or specific qualities or skills for prospective nominees, the Board will consider, among other things, a potential nominee’s financial and business experience, educational background, understanding of the Company’s business and industry, skills that would complement rather than duplicate skills of existing Board members, demonstrated ability in his or her professional field, integrity and reputation, willingness to work productively with other members of the Board and represent the interests of stockholders as a whole, and time availability to perform the duties of a director, as well as the then current size and composition of the Board.  Although the Company does not have a formal diversity policy, when considering a prospective nominee, the Board will take into account diversity of skills, experience and other qualities that can contribute to the success of the Company.  No weight is assigned to any of the factors and the Board may change its emphasis on certain of these factors from time to time in light of the needs of the Company at the time.  The Board will evaluate nominees of stockholders using the same criteria as it uses in evaluating other nominees to the Board.

A stockholder seeking to recommend a prospective nominee should submit the recommendation to the Board in the manner described under “Stockholder Communications with Directors,” below, and within the time frame described in the second sentence under the caption “Miscellaneous – Stockholder Proposals,” below.  The recommendation should include, in addition to the name and business or residence address of the nominee, the written consent of the person being recommended to being named in the Company’s proxy statement relating to the stockholder vote on his or her election and to serving as a director if elected.  The recommendation must also include all information that would be required to be disclosed concerning such nominee in solicitations of proxies for the election of directors pursuant to Regulation 14A under the Exchange Act, including, but not limited to, the information required by Items 401, 403 and 404 of Regulation S-K of the SEC.  In addition, the stockholder recommending the proposed nominee must provide the recommending stockholder’s name, address and number of shares of the Company’s Common Stock owned by such stockholder as they appear on the Company’s stockholder records and the length of time the shares have been owned by the recommending stockholder (or, if held in “street name,” a written statement from the record holder of the shares confirming the information concerning such stock ownership of the recommending stockholder) and whether the recommendation is being made with or on behalf of one or more other stockholders (and, if so, similar information with respect to each other stockholder with or on behalf of whom the recommendation is being made).

Stockholder Communications with Directors

Stockholders may communicate directly with the Board or one or more specific directors by sending a written communication to:  Board of Directors or a specific director, c/o the Company’s President, 290 N.E. 68th Street, Miami, Florida 33138.  The Company’s President will forward the communication to the director or directors to whom it is addressed, except for communications that are (1) advertisements or promotional communications, (2) related solely to complaints by users of the Company’s products or services that are ordinary course of business customer service and satisfaction issues or (3) clearly unrelated to the Company’s business, industry, management, Board or committee matters.  The President will make all communications not specifically addressed to any one director available to each member of the Board at the Board’s next regularly scheduled meeting.

Code of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics that applies to all of its directors, officers and employees, which is supplemented by a Senior Financial Officer Code of Conduct that applies to the Company’s Chief Executive Officer and senior financial officers.  Copies of these codes are available on the Company’s website at www.envirostarinc.com by clicking on “Investor Relations.”

Audit Committee Report

Management has the primary responsibility for the Company’s financial reporting process, including its consolidated financial statements, while the Board is responsible for overseeing the Company’s accounting, auditing and financial reporting practices and the Company’s independent public accountants have the responsibility for the examination of the Company’s annual consolidated financial statements, expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States and issuing a report thereon.  The responsibilities of the Audit Committee are described under the caption “Election of Directors – Committees of the Board.”  In assisting the Board in fulfilling its oversight responsibility with respect to the Company’s consolidated financial statements for the year ended June 30, 2010, the Audit Committee:

•	Reviewed and discussed the audited consolidated financial statements for the fiscal year ended June 30, 2010 with management;

•
Discussed with Mallah Furman & Company (“Mallah Furman”), the Company’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), relating to the conduct of the audit, as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•
Received the written disclosures and letter from Mallah Furman required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence.

Based on the foregoing review and discussions, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements for the fiscal year ended June 30, 2010 be included in the Company’s Annual Report on Form 10-K filed with the SEC for that year.

          Respectfully,

          David Blyer
          Alan M. Grunspan
          Stuart Wagner

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning the compensation of the only executive officers of the Company whose cash compensation for services in all capacities to the Company exceeded $100,000 during the Company’s fiscal year ended June 30, 2010 (the “Named Executive Officers”):

		Annual Compensation
Name and Principal Position	Year	Salary	Bonus	All Other Compensation		Total

Michael S. Steiner, President and Chief Executive Officer	2010	$445,000	$44,500	$3,081	(1)	$492,581
	2009	$445,000	$44,500	$3,046	(1)	$492,546

William K. Steiner Chairman of the Board of Directors	2010	$150,000	$15,000	$--		$165,000
	2009	$150,000	$15,000	$--		$165,000

_________________________

(1)
“All Other Compensation” for Michael S. Steiner represents the Company’s matching contributions for Mr. Steiner under the Company’s Profit Sharing Plan pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Section 401(k) Profit Sharing Plan”).

None of the Named Executive Officers is a party to an employment agreement with the Company and the compensation of each executive officer of the Company is reviewed annually by the Compensation Committee of the Board of Directors.

Outstanding Equity Awards at Year-End

No stock options or other equity awards were held by Named Executive Officers at June 30, 2010.

Benefits

The Company has no plans or arrangements with any of the Named Executive Officers which provide for the payment of retirement benefits, or benefits that would be paid primarily following retirement, other than the Company’s participatory Section 401(k) Profit Sharing Plan which is a deferred compensation plan under which the Company matches employee contributions up to 2% of an eligible employee’s yearly compensation.  Such compensation is tax deferred under Section 401(k) of the Internal Revenue Code.

The Company has no contracts, agreements, plans or arrangements that provide for the payment in the future to a Named Executive Officer following or in connection with his resignation, other termination of employment or a change in control of the Company.

Compensation of Directors

Name	Fees Earned or Paid in Cash	Total
David Blyer	$ 5,000	$ 5,000
Lloyd Frank	$ 5,000	$ 5,000
Alan M. Grunspan	$10,000	$10,000
Stuart Wagner	$ 5,000	$ 5,000

Each non-employee director receives a fee of $5,000 per annum.  The Chairman of the Audit Committee (Alan M. Grunspan) receives an additional fee of $5,000 per annum for services in that capacity.  Directors are also reimbursed for out-of-pocket expenses incurred in connection with performing their duties.  In the event that the Board of Directors holds more than four meetings during a fiscal year in addition to its annual meeting held on the date of the Annual Meeting of Stockholders, each director receives $750 for each such additional meeting such director attends.

Certain Relationships and Related Transactions

The Company leases 27,000 square feet of warehouse and office space from the Sheila Steiner Revocable Trust under a lease entered into in November 2005.  After giving effect to a three year renewal option exercised by the Company in 2008, the lease presently expires on October 31, 2011, subject to another three year renewal option in favor of the Company.  The Company’s rent under the lease in fiscal 2010 and 2009 was $112,700 and $109,400, respectively.  The lease provides for annual rental increases in November of each year in an amount equal to 3% over the rent in the prior year.  The Company is to bear the costs of real estate taxes, utilities, maintenance, non-structural repairs and insurance.  The trustees of the Sheila Steiner Revocable Trust are Sheila Steiner, her husband, William K. Steiner, and her son, Michael S. Steiner.  Sheila Steiner, William K. Steiner, who is Chairman of the Board of Directors and a director of the Company, and Michael S. Steiner, who is President and a director of the Company, are trustees of another trust which is a principal shareholder of the Company.  Michael Steiner, individually, is also a principal shareholder of the Company.  See “Ownership of Certain Beneficial Owners and Management.”  The Company believes that the terms of the lease are comparable to terms that would be obtained from an unaffiliated third party for similar property in a similar locale.

The Company’s Audit Committee reviews and approves all transactions with related parties, as defined in SEC regulations.

MISCELLANEOUS

Auditors

The 2010 Annual Report to Stockholders of the Company, including financial statements and report thereon of Mallah Furman, accompanies this Proxy Statement but is not incorporated in and is not to be deemed a part of this Proxy Statement.

The Company’s Audit Committee has selected Mallah Furman to act as independent auditors for the Company during the year ending June 30, 2011.  The Audit Committee nevertheless retains the discretion to select different auditors should it then deem it in the Company’s interests.

Representatives of Mallah Furman are expected to be present at the Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions asked by stockholders.

Effective July 1, 2009, Berkovits & Company, LLP (“Berkovits”), which served as the Company’s independent registered public accounting firm, with respect to the Company’s financial statements as at and for the years ended June 30, 2008 and 2007, merged with and into Mallah Furman.  On August 29, 2009, the Audit Committee of the Board of Directors of the Company approved the retention of Mallah Furman as the Company’s independent registered public accounting firm.  The report previously issued by Berkovits with respect to the Company’s financial statements as at and for the year ended June 30, 2008, was reissued, and the consent to the use of such report was issued by, Mallah Furman, the successor by merger to Berkovits.

Berkovits’ reports on the Company’s financial statements as at and for the years ended June 30, 2008 and 2007 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.  During the fiscal years ended June 30, 2007 and 2008 and to date, there have been no disagreements with Berkovits or Mallah Furman, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Berkovits or Mallah Furman, would have caused Berkovits or Mallah Furman to make reference to the subject matter of the disagreement in connection with its reports and there were no “reportable events” described in Item 304(a)(1)(v) of Regulation S-K promulgated by the Securities and Exchange Commission.

Principal Accountant Fees and Services

The following is a summary of the fees billed to the Company by Mallah Furman and by Berkovits for services rendered to the Company in the Company’s fiscal years ended June 30, 2010 and June 30, 2009, respectively:

Fee Category	Mallah Furman Fiscal 2010	Mallah Furman Fiscal 2009	Berkovits Fiscal 2009

Audit Fees	$73,100	$51,000	$21,000
Audit-related fees	--	--	--
Tax fees	$24,695	$ 8,000	$ 4,000
All other fees	--	--	--
Total Fees	$97,795	$59,000	$25,000

Audit Fees.  The audit fees for services rendered by Mallah Furman were for the audit of the Company’s annual consolidated financial statements for the years ended June 30, 2010 and 2009 included in the Company’s Annual Reports on Form 10-K for those years; the audit of a subsidiary’s financial statements for those years which are required for inclusion in the subsidiary’s Franchise Disclosure Document; and, in fiscal 2010, reviews of the Company’s quarterly statements included in the Company’s Quarterly Reports on Form 10-Q during that fiscal year and Mallah Furman’s initial preparation for the issuance of an attestation report regarding the Company’s internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act of 2002.  The requirement for the issuance of an auditor’s attestation report was removed in the Dodd-Frank Wall Street Reform and Consumer Protection Act and, accordingly, an attestation report was not issued by Mallah Furman.  The audit fees for services rendered by Berkovits for the year ended June 30, 2009 were for reviews of the Company’s quarterly financial statements included in the Company’s Quarterly Reports on Form 10-Q during that fiscal year.

Audit-Related Fees.  Neither Mallah Furman nor Berkovits rendered any audit-related services to the Company during either fiscal 2010 or fiscal 2009.

Tax Fees.  Fees for these services were for tax return preparation and tax advice and, in fiscal 2010, a tax audit.

All Other Fees.  Neither Mallah Furman nor Berkovits provided any other services to the Company during either fiscal 2010 or fiscal 2009.

In connection with the standards for independence of a company’s independent public auditors, the Audit Committee considered whether the provision of such services was compatible with maintaining the independence of Mallah Furman and of Berkovits.

Pre-Approval of Audit and Non-Audit Services

It is the policy of the Audit Committee that all audit, audit-related, tax and other permissible non-audit services provided by the Company’s independent auditor be pre-approved.  It is expected that pre-approval will be for periods up to one year and be set forth in an engagement letter approved by the Audit Committee of the Board that is detailed as to the particular services or category of services to be provided and subject to a specific budget.  The policy also requires additional approval of any engagements that were previously approved but are anticipated to exceed the pre-approved fee budget level.  The policy permits the Chair of the Audit Committee to pre-approve the Company’s principal independent auditor’s services where the Company deems it necessary or advisable that such services commence prior to the next regularly scheduled meeting of the Audit Committee provided that the Audit Committee Chair is required to report to the full Audit Committee on any pre-approval determinations made in this manner.  All of the services performed by Mallah Furman and by Berkovits were pre-approved by the Audit Committee.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who beneficially own more than 10% of the Company’s Common Stock, to file initial reports of ownership, and reports of changes of ownership, of the Company’s equity securities with the SEC and furnish copies of those reports to the Company.  Based solely on a review of the copies of the reports furnished to the Company to date and written representations that no other reports were required, the Company believes that all reports required to be filed by such persons with respect to the Company’s fiscal year ended June 30, 2010 were timely filed, except that Venerando J. Indelicato was late in filing a Form 5 to report gifts of shares by his wife to their children.

Stockholder Proposals

From time to time stockholders may present proposals for consideration at a meeting of stockholders which may be proper subjects for inclusion in the Company’s proxy statement and form of proxy relating to that meeting.  Stockholder proposals intended to be included in the Company’s proxy statement and form of proxy relating to the Company’s 2011 Annual Meeting of Stockholders presently scheduled to be held in November 2010 must be received by the Company at its principal executive offices, 290 N.E. 68th Street, Miami, Florida 33138, by June 17, 2011.  Any such proposals, as well as any questions relating thereto, should be directed to the President of the Company.  As to any proposals intended to be presented by a stockholder without inclusion in the Company’s proxy statement and form of proxy for the Company’s next Annual Meeting of Stockholders, the proxies named in the Company’s form of proxy for that meeting will be entitled to exercise discretionary authority on that proposal unless the Company receives notice of the matter on or before August 31, 2011.  However, even if such notice is timely received, such proxies may nevertheless be entitled to exercise discretionary authority on that matter to the extent permitted by SEC regulations.

Additional Information

The cost of solicitation of Proxies, including the cost of reimbursing banks and brokers for forwarding proxy soliciting material to their principals, will be borne by the Company.  Proxies may be solicited without extra compensation by certain officers and regular employees of the Company by mail and, if determined to be necessary, by telephone, telecopy, telegraph or personal interviews.

Other Matters

The Board of Directors does not intend to bring before the Meeting any matters other than those specifically described above and knows of no matters other than the foregoing to come before the Meeting.  If any other matters or motions properly come before the Meeting, it is the intention of the persons named in the accompanying form of Proxy to vote such Proxy in accordance with their judgment on such matters or motions, including any matters dealing with the conduct of the Meeting.

          By Order of the Board of Directors,

     Lloyd Frank,
October 15, 2010                                                                                        Secretary

X PLEASE MARK VOTES AS IN THIS EXAMPLE

REVOCABLE PROXY
EnviroStar, Inc.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
November 12, 2010

This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Michael S. Steiner, Venerando J. Indelicato and Lloyd Frank, and each of them, proxies, with full power of substitution, to vote at the Annual Meeting of Stockholders of EnviroStar, Inc. to be held on Friday, November 12, 2010 (including any adjournments or postponements thereof), according to the number of votes the undersigned might cast and with all powers the undersigned would possess if personally present, upon the matter specified hereon, as more fully described in the accompanying Notice of such meeting and Proxy Statement, receipt of which is hereby acknowledged, and with discretionary power upon such other business as may come before the meeting, hereby revoking any proxies heretofore given.

	For	With-hold	For All Except
1. Election of Directors:	☐	☐	☐

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

____

Each properly executed proxy will be voted in accordance with the specifications made above. If no specifications are made, the shares represented by this proxy will be voted "FOR" all listed nominees.

Please sign your name or names exactly as set forth hereon. When stock is in the name of more than one person, each such person should sign the proxy. When signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which you are acting. Proxies executed by corporations should be signed by a duly authorized officer.

Stockholders who desire to have stock voted at the meeting are requested to fill in, date, sign and return this proxy. No postage is required if returned in the enclosed envelope and mailed in the United States.

Please be sure to date and sign this proxy card in the box below.

Date

Stockholder sign above — Co-holder (if any) sign above

Detach above card, sign, date and mail in postage paid envelope provided.

EnviroStar, Inc.

PLEASE ACT PROMPTLY
SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

Stockholders may obtain directions to be able to attend the meeting and vote in person by telephoning the Company at 1-800-333-8883.

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